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                                                                    Exhibit 3.1


                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 KAYNAR HOLDINGS INC.


         Kaynar Holdings Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is Kaynar Holdings Inc. The Corporation was originally incorporated under the name MKQ Acquisition Holding Corp., which was changed in a Certificate of Amendment filed with the Secretary of State of Delaware on December 17, 1993. The original Certificate of Incorporation was filed on October 22, 1993.

SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the Corporation's existing Certificate of Incorporation.

THIRD: Pursuant to a resolution of the Corporation's Board of Directors, the stockholders have approved this amendment and restatement by written consent in accordance with Section 228 of the General Corporation Law of Delaware.

FOURTH: The text of the existing Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


                                      ARTICLE I

         The name of the Corporation is Kaynar Holdings Inc.

                                      ARTICLE II

         The name and address of the registered agent of the Corporation in the State of Delaware is:

              The Corporation Trust Company
              Corporation Trust Center
              1209 Orange Street
              Wilmington, New Castle County, Delaware


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                                     ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

         The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting of twenty million (20,000,000) shares of Common Stock, par value $0.01 per share ("Common Stock") and ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

         The express terms and provisions of the shares classified and designated as Series C Convertible Preferred Stock are as follows (and such terms and provisions may be referred to as the "Certificate of Designation" or "Designation" for such series):

    1. DESIGNATION. The designation of the series of Preferred Stock created by this Designation shall be Series C Convertible Preferred Stock, $0.01 par value, of the Corporation (hereinafter referred to as "Convertible Preferred"), and the number of shares constituting such series shall be 5,206,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors or any authorized committee thereof, and the affirmative vote, to the extent required by the terms of this Designation, of the holders of a majority of the outstanding shares of Convertible Preferred. The Convertible Preferred shall rank prior to the Common Stock with respect to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

    2. DIVIDEND RIGHTS. Each holder of shares of Convertible Preferred shall be entitled to receive a payment of any dividend or other distribution declared on outstanding shares of Common Stock and payable in cash or other property (including any dividend or distribution payable in securities issued by the Corporation or any other person, other than a dividend payable solely in shares of Common Stock), pari passu with, and at the same time as (with delivery of the same notice, if any), such dividend or other distribution is payable to holders of shares of Common Stock, on the same basis (hereinafter "As Converted Basis") as if the shares of Convertible Preferred held by such person had been converted into shares of Common Stock, and at the

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Conversion Rate (as defined below), in each case in effect immediately prior to the record date for determining holders of Common Stock of record entitled to receive such dividend or distribution.

    3.   LIQUIDATION PREFERENCES.

    (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $0.22 per share (the "Liquidation Value") of Convertible Preferred plus an amount equal to any declared but unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the Convertible Preferred as to the distribution of assets upon any such liquidation, dissolution or winding up. After payment of such liquidating distributions, the holders of shares of Convertible Preferred will not be entitled to any further participation in any distribution of assets by the Corporation.

    (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Convertible Preferred and any other shares of Preferred Stock ranking on a parity with the Convertible Preferred as to the distribution of assets upon any such liquidation, dissolution or winding up (the "Parity Preferred Stock"), the holders of Convertible Preferred and the holders of such Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

    (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

    4. CONVERSION RIGHTS. The holders of shares of Convertible Preferred shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

    (a) Each share of Convertible Preferred shall be convertible at any time into one (subject to adjustment as set forth in Section 4(d) below) fully paid and nonassessable shares of Common Stock, $0.01 par value (the "Common Stock"), of the Corporation, with no payment due the Corporation by the holder of such share of Convertible Preferred. No payment or adjustment shall be made on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends.

    (b) In order to convert shares of Convertible Preferred into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, to the Corporation, together with written notice that such holder irrevocably elects to convert such shares of Convertible Preferred. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Convertible Preferred to be converted and the notice of election to convert the same, the Corporation shall issue and deliver a certificate for the number of shares of Common Stock issuable upon conversion of the shares of Convertible Preferred surrendered for conversion to the person entitled to receive the same. Shares of Convertible Preferred shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

    (c) No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred. If more than one share of Convertible Preferred is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Convertible Preferred results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of
Section 4(d) below, on the date on which the shares of Convertible Preferred were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

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    (d)  The number of shares of Common Stock into which each share of
Convertible Preferred may be converted (the "Conversion Rate") shall be adjusted from time to time as follows:

         (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

         (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (iii) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4(f) below applies) shall be deemed to be a distribution of such securities to all holders of Common Stock as governed by Section 2 of this Designation (and the effective date of such reclassification shall be deemed to

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    be "the date fixed for the determination of stockholders entitled to receive such distribution").

         (iv) The reclassification of Common Stock into securities that include both Common Stock and securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4(f) below applies) shall be deemed to involve (A) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (ii) above) and (B) a distribution of the securities other than Common Stock to all holders of Common Stock as governed by Section 2 of this Designation (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution").

         (v) No adjustment in the Conversion Rate for the Convertible Preferred shall be required unless such adjustment would require an increase or decrease of at least 0.10% in such Conversion Rate; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest one-tenth cent ($0.001) or to the nearest one-thousandth of a share, as the case may be.


    (e) Whenever the Conversion Rate shall be adjusted as herein provided (i) the Corporation shall forthwith make available a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Convertible Preferred a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

    (f) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Convertible Preferred shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities, and the amount of cash or other property receivable upon such consolidation, merger, sale or exchange by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Convertible Preferred immediately prior to such consolidation, merger, sale or exchange. No provision shall be made for adjustments in the Conversion Rate. The provisions of this Section 4(f) shall similarly apply to any such successive consolidation, merger, sale or exchange.

    (g) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Convertible Preferred, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Convertible Preferred so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance in another name shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

    (h) The Corporation may make such increases in the Conversion Rate, in addition to those required by subsections (i) through (iv) of Section 4(d) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

    (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Convertible Preferred then outstanding.

    (j)  In the event that:

         (i) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation and the holders of shares of Common Stock do not receive any distribution of cash, other property or other securities as a result thereof), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

         (ii) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs;

the Corporation shall cause to be mailed to the holders of record of the Convertible Preferred at least 20 days prior to the applicable date hereinafter specified a notice stating the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

         (k) In the event "beneficial ownership" (as determined pursuant to either Rule 13d-3 or Rule 16a-1(a)(2) adopted under the Securities Exchange Act of 1934, as amended) of one or more shares of Convertible Preferred is acquired by any person other than (i) the original holder of such share or (ii) any "affiliate" (as such term is defined in Rule 144(a) adopted under the Securities Act of 1933) of such original holder, such share or shares shall automatically, and without any further action on behalf of the holder or the Corporation, be converted into shares of the Corporation's Common Stock at the Conversion Rate then in effect, and the certificates evidencing such shares of Convertible Preferred shall thereafter evidence the beneficial ownership of the shares of Common Stock into which such shares of Convertible Preferred were converted; PROVIDED, HOWEVER, that until (i) the holder of the Convertible Preferred so converted advises the Corporation in writing of its acquisition of such shares and (ii) tenders the certificate(s) evidencing the shares of Convertible Preferred that were so converted for reissuance as shares of Common Stock, such shares of Common Stock shall not be deemed outstanding for purposes of any vote taken by holders of Common Stock or for purposes of receiving notice, but shall be deemed outstanding for purposes of receipt of dividends or other distributions in respect of shares of Common Stock. At any time shares of Convertible Preferred are outstanding, the holder of record will identify in writing, upon request of the Corporation, the beneficial owner or owners of such shares.

    5. VOTING RIGHTS. Other than as required by applicable law, the Convertible Preferred shall not have any voting powers either general or special, except as follows:

         (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of holders of a majority of all of the shares of the Convertible Preferred, and any one or more other series of Parity Preferred Stock which by its terms provides for similar voting rights and is similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Convertible Preferred and any such other series of Preferred Stock shall vote together as a separate and single class, shall be necessary for (i) authorizing, adopting, effecting or validating the amendment, alteration or repeal of, or any other change in, any of the provisions of the Certificate of Incorporation or of any amendment or supplement thereto (including this Designation or any other Certificate of Designation or any similar document relating to any series of Preferred Stock hereinafter proposed to be authorized by action of the Board of Directors) or the Bylaws of the Corporation, which adversely affects the holders of the Convertible Preferred or such other Parity Preferred Stock; (ii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation; (iii) any merger, consolidation or other reorganization of the Corporation with or into another corporation or any other legal entity as a result of which (A) shares of Common Stock or (B) shares of the Convertible Preferred or such other Parity Preferred Stock in either case, are converted into, or will be entitled to receive, other securities or cash or other property (including securities of a different issuer); or (iv) any sale, lease or other conveyance, in one or more related series of transactions, of all or substantially all of the assets of the Corporation.

         (b) Unless the affirmative vote or consent of holders of a majority of all of the Convertible Preferred at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for the purpose of such vote at which the holders of the Convertible Preferred shall vote as a single class, the Corporation shall not (i) issue or agree in writing to issue (whether or not such agreement is conditioned upon obtaining the affirmative vote of holders of a majority of the Convertible Preferred at the time outstanding) shares of Common Stock, or any option, warrant or other right to acquire shares of Common Stock, or any security convertible into or exchangeable for shares of Common Stock or another security convertible into or exchangeable for shares of Common Stock (whether or not then so exercisable or convertible, or only exercisable or convertible with the passage of time or the occurrence of some event or satisfaction of some condition) by the terms thereof (hereinafter a "Common Stock Equivalent"), if as a result of such issuance the aggregate number of the shares of Common Stock and Common Stock Equivalents then outstanding, when added to the number of shares of Common Stock or Common Stock Equivalents proposed to be issued or which are the subject of the proposed agreement, would exceed the sum of (A) 7,608,400 plus (B) the number of shares of Common Stock issued by the Corporation and sold pursuant to the Underwriting Agreement between the Corporation, Lehman Brothers Inc. and others entered into in April 1997, (ii) issue or agree in writing to issue (whether or not such agreement is conditioned upon obtaining the affirmative vote of holders of a majority of the Convertible Preferred at the time outstanding) any shares of any class or series of Preferred Stock, or (iii) repurchase or redeem, or agree to repurchase or redeem (whether or not such agreement is conditioned upon obtaining the affirmative vote of holders of a majority of the Convertible Preferred at the time outstanding), in any single or related series of transactions, an aggregate number of shares of Common Stock and/or Common Stock Equivalents which exceeds ten percent (10%) of the aggregate number of shares of Common Stock plus Common Stock Equivalents at the time outstanding.

         (c) The special voting rights set forth in subsections (a) and (b) of this Section 5 shall terminate and cease to be effective at all times thereafter on the close of business on the date that the number of shares of Common Stock issuable upon conversion in full of all outstanding shares of Convertible Preferred at the Conversion Rate in effect on such date would constitute less than twenty-five percent (25%) of the sum of (i) the total number of shares of Common Stock then actually outstanding, (ii) the total number of shares of Common Stock which would be issued upon conversion of all shares of Convertible Preferred then outstanding at the Conversion Rate in effect on such date, plus
(iii) the maximum number of shares of Common Stock which would be issued if all Common Stock Equivalents (other than Common Stock Equivalents in respect of the Convertible Preferred) then exercisable or convertible, or exercisable or convertible within 60 days of such date, were exercised or converted in full as of such date.

    6. REACQUIRED SHARES. Shares of Convertible Preferred converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

    7. NO SINKING FUND. Shares of Convertible Preferred are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Convertible Preferred.

    8. NO IMPAIRMENT. Other than in connection with or as a result of any action (including amendment to this Certificate) which has been authorized or approved by vote of holders of a majority of the Convertible Preferred, the Corporation shall not take any action or enter into any transaction or agreement which has the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

                                      ARTICLE V

         A. The Board of Directors is authorized, subject to applicable law, to issue the shares of Preferred Stock in one or more classes and series and to fix from time to time before issuance the number of shares to be included in any class or series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such classes or series.

         B. Without limiting the generality of the foregoing, as to each class and series of Preferred Stock, the Board of Directors is authorized from time to time to fix or alter, to the extent permitted by any Preferred Stock Designation (as defined below) and applicable law, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock ("Preferred Stock Designation").

         C. The Board of Directors may increase (but not above the total number of authorized shares of Preferred Stock) or decrease the number of authorized shares in any class or series of Preferred Stock after the issue of shares of that class or series, but not below the number of shares outstanding. Should the number of shares be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

         D. The number of authorized shares of Preferred Stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of each class or series of Preferred Stock, but only to the extent permitted to vote by the applicable Preferred Stock Designation.

         E. Each holder of Common Stock entitled to vote shall have one vote for each share thereof held.

         F. Except as may be provided by the Board of Directors in a Preferred Stock Designation or by applicable law, the Common Stock shall have the exclusive right to vote for the


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

election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

         G. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                      ARTICLE VI

         Subject to any voting rights or limitations set forth in a Preferred Stock Designation, and in furtherance and not in limitation of the powers conferred by the General Corporation Law of Delaware, the Bylaws of the Corporation may be adopted, repealed, and amended only by (1) the Board of Directors or (2) by majority vote of the holders of the outstanding shares of Common Stock.

                                  ARTICLE VII

         A. The number of directors shall consist of not less than one (1) director and not more than nine (9) directors, or such greater number as is provided in the following paragraph. The Board of Directors shall consist of five (5) directors, until the exact number is changed from time to time within the foregoing limits by, or in such manner as may be provided in, the Bylaws.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, pursuant to the applicable Preferred Stock Designation, to elect directors by voting separately as a class or series at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such Preferred Stock Designation.

         B. Subject to any rights granted to holders of Preferred Stock pursuant to a Preferred Stock Designation, any director may be removed with or without cause only by a majority vote of the holders of Common Stock.

                                 ARTICLE VIII

         A. If, at any time, no one Person (as defined below) beneficially owns securities constituting twenty-five percent


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

(25%) or more of the Outstanding Common Stock on a Fully Diluted Basis (as defined below), (i) all actions by stockholders of the Corporation thereafter must be taken at either annual or special meetings of stockholders and (ii) stockholders may not act by written consent.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization. "Outstanding Common Stock on a Fully Diluted Basis" means the sum of (i) the total number of shares of Common Stock then actually outstanding, (ii) the total number of shares of Common Stock which would be issued upon conversion of all shares of the Corporation's Series C Convertible Preferred Stock, par value $0.01 per share ("Convertible Preferred"), then outstanding at the conversion rate in effect on such date, plus (iii) the maximum number of shares of Common Stock which would be issued if all options, warrants or other rights to acquire shares of Common Stock, or any security convertible into or exchangeable for shares of Common Stock or another security convertible into or exchangeable for shares of Common Stock by the terms thereof ("Common Stock Equivalents") (other than Common Stock Equivalents in respect of the Convertible Preferred) then exercisable or convertible, or exercisable or convertible within 60 days of such date, were exercised or converted in full as of such date.

         B. No vote at any meeting of stockholders need be by written ballot unless the Bylaws shall otherwise provide or the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his or her discretion, specifically directs the use of a written ballot.

                                      ARTICLE IX

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by applicable law and all rights conferred on stockholders herein are subject to this reservation.

                                      ARTICLE X

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.


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

                                      ARTICLE XI

         Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books, documents and papers of the Corporation may be kept, subject to applicable law, outside the State of Delaware at places as may be designated from time to time by the Board of Directors or the Bylaws.

                                     ARTICLE XII

         All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

                                     ARTICLE XIII

         Notwithstanding any contrary provision in applicable law, the Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of Delaware.

                                     ARTICLE XIV

         Upon the filing in the Office of the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation, each share of Common Stock issued and outstanding immediately prior to such filing shall be reclassified and changed into sixty-eight (68) shares of Common Stock. Each holder of Common Stock shall be entitled to receive such number of whole shares of Common Stock resulting from such stock split.


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

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by David A. Werner, its authorized officer this _____ day of May, 1997.


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                   Title:  Executive Vice President















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